UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 — REGULATION FD DISCLOSURE
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 28, 2015, as further discussed in the Item 2.03 below, Calpine Corporation (“Calpine”) closed on a seven-year $1.6 billion first lien senior secured term loan (the “2022 First Lien Term Loan”). The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
Calpine utilized the proceeds received from the 2022 First Lien Term Loan, together with operating cash on hand, to fully retire the $1.3 billion first lien senior secured term loan dated March 9, 2011 and the $360 million first lien senior secured term loan dated June 17, 2011 which includes the repayment of approximately $1.6 billion of term loan debt outstanding.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As disclosed above, on May 28, 2015, Calpine entered into a seven-year $1.6 billion first lien senior secured term loan with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as collateral agent and the lenders party thereto. This summary of the material terms of the 2022 First Lien Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The 2022 First Lien Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $1.6 billion and bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate for a one month interest period plus 1.0% (in each case, as such terms are defined in the Credit Agreement), plus an applicable margin of 1.75%, or (ii) LIBOR plus 2.75% per annum (subject to a LIBOR floor of 0.75%). Calpine will pay an upfront fee in an amount equal to 0.50% of the aggregate principal amount of the 2022 First Lien Term Loan, which may be structured as original issue discount.
An aggregate amount equal to 0.25% of the aggregate principal amount of the 2022 First Lien Term Loan will be payable at the end of each quarter commencing in September 2015, with the remaining balance payable on the maturity date (May 27, 2022). Calpine may elect from time to time to convert all or a portion of the 2022 First Lien Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, Calpine may at any time, and from time to time, prepay the 2022 First Lien Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the 2022 First Lien Term Loan that is designated as Base Rate loans and then LIBOR loans.
Calpine may also reprice the 2022 First Lien Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in a prepayment, Calpine will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in an amendment of the 2022 First Lien Term Loan, Calpine will pay the Administrative Agent fees of 1% of the aggregate amount of the 2022 First Lien Term Loan outstanding immediately prior to the repricing transaction. Calpine may elect to extend the maturity of any term loans under the 2022 First Lien Term Loan, in whole or in part subject to approval from those Lenders holding such term loans.
    Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the 2022 First Lien Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.
In connection with the 2022 First Lien Term Loan, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The 2022 First

Lien Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the 2022 First Lien Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) arise and are continuing, the Lenders holding more than 50% of the outstanding 2022 First Lien Term Loan amounts may declare all the 2022 First Lien Term Loan amounts outstanding to be due and payable immediately.
ITEM 7.01 — REGULATION FD DISCLOSURE
On May 28, 2015, Calpine announced the closing of the 2022 First Lien Term Loan described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated May 28, 2015 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent.

99.1	Calpine Corporation Press Release dated May 28, 2015 *
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated May 28, 2015 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent.

99.1	Calpine Corporation Press Release dated May 28, 2015 *
__________

*	Furnished herewith.